LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

November 18, 2011

Board of Directors
Energy Services of America Corporation
100 Industrial Lane
Huntington, West Virginia 25702

Re:	Energy Services of America Corporation Long Term Incentive Plan
Registration Statement on Form S-8

Members of the Board of Directors:

You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.0001 per share (the “Common Stock”), of Energy Services of America Corporation (the “Company”) to be issued pursuant to the Energy Services of America Corporation Long Term Incentive Plan (the “Stock Plan”).

In rendering the opinion expressed herein, we have reviewed the Certificate of Incorporation of the Company, the Stock Plan, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Common Stock of the Company, when issued in connection with the exercise of options granted and the award of restricted stock pursuant to the Stock Plan will be legally issued, fully paid and non-assessable.

This opinion is limited to Delaware General Corporation Law.  This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.
LUSE GORMAN POMERENK & SCHICK, A Professional Corporation